
As filed with the Securities and Exchange Commission on March 15, 2002        Registration No. 333-

---------------------------------------------------------------------------------------------------------

                                   SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C. 20549
                                                --------

                                                FORM S-8
                                         REGISTRATION STATEMENT
                                                 UNDER
                                       THE SECURITIES ACT OF 1933
                                                --------

                                     ENERGY CONVERSION DEVICES, INC.
                          (Exact name of registrant as specified in its charter)


                 Delaware                                          38-1749884
     (State or other jurisdiction of                            (I.R.S. Employer
      incorporation or organization)                             Identification No.)


             2956 Waterview
       Rochester Hills, Michigan                                      48309
  (Address of principal executive offices)                          (Zip code)



                                    ENERGY CONVERSION DEVICES, INC.
                                  2000 NON-QUALIFIED STOCK OPTION PLAN
                                        (Full title of the Plan)
                                                --------

                                        Roger John Lesinski, Esq.
                                             General Counsel
                                     Energy Conversion Devices, Inc.
                                             2956 Waterview
                                        Rochester Hills, MI 48309
                                 (Name and address of agent for service)

                                             (248) 293-0440
                      (Telephone number, including area code, of agent for service)


                                     CALCULATION OF REGISTRATION FEE

      =============================================================================================
       Title of Securities   Amount to be    Proposed Maximum     Proposed Maximum     Amount of
        to be Registered      Registered    Offering Price Per   Aggregate Offering   Registration
                                                 Share(*)              Price              Fee
      ---------------------------------------------------------------------------------------------
        Common Stock          3,000,000     $19.73               $59,190,000.00       $5,446.00
      ---------------------------------------------------------------------------------------------
       *  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 and is based upon the closing sale price for the registrant's Common Stock as reported by the Nasdaq Stock
          Market, Inc. as of March 12, 2002.
      =============================================================================================

---------------------------------------------------------------------------------------------------------


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference
-------    ---------------------------------------

           The following documents filed by energy Conversion Devices, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference.

           1. Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2001;

           2. Quarterly Report on Form 10-Q of the Company for the fiscal quarters ended September 30, 2001 and December 31, 2001;

           3. Description of the common Stock of the Company included in the Company's Registration Statement on Form 8-A, as filed with the Commission on November 27, 1968, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.    Indemnification of Directors and Officers
-------    -----------------------------------------

        Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of the Company eliminates the ability to recover monetary damages against directors of the Company for breach of fiduciary duty to the fullest extent permitted by the DGCL.

        The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made. In addition, from time to time provisions providing for indemnification of the Company and its directors and officers by underwriters or agents against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act") have been contained in agreements relating to other securities of the Company.

           In addition to the foregoing statutory provisions, the Company is empowered to indemnify its directors and officers in the circumstances herein provided.

           Our Certificate of Incorporation provides that we will indemnify our current and former directors and officers (and their heirs, executors and administrators) against expenses reasonably incurred or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved, or to which they may be made a party by reason of being or having been a director or officer of the Company or, at the Company's request, any other corporation of which the Company is a stockholder or creditor and from which they are not entitled to be indemnified, except in respect of matters as to which they are finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. In the event of the settlement of any such action, suit or proceeding, the Company is obligated to provide indemnification only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty.

           Our Bylaws provide the we will indemnify each person who is or was a director or officer of the Company, or is or was serving as a director or officer of another corporation or as a trustee or officer of an association or trust of which we own stock or shares or of which we are a creditor, against all liabilities and expenses at any time imposed upon or reasonably incurred by such person in connection with, arising out of or resulting from any action, suit or proceeding in which such person may be involved or with which such person may be threatened, by reason of his then serving or theretofore having served as such director, trustee or officer, or by reason of any alleged act or omission by him in any such capacity, whether or not he is serving as such director, trustee or officer at the time any or all of such liabilities or expenses are imposed upon or incurred by him.
The matters covered by the foregoing indemnity include amounts paid by any such person in compromise or settlement, if such compromise or settlement is approved as in the best interests of the Company by vote of a majority of disinterested directors then in office or by vote of a majority of the shares of stock held by disinterested stockholders entitled to vote at a meeting called for such purpose. The foregoing indemnity excludes liabilities or expenses incurred in connection with any matters as to which the person seeking indemnification is finally adjudged in such action, suit or proceeding to be liable by reason of negligence or misconduct in the performance of his duties as such director, trustee or officer.

           Pursuant to such Bylaws and as authorized by statute, the Company may also maintain, and does maintain, insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

Item 8.    Exhibits
-------    --------

           5     -  Opinion of Roger John Lesinski, Esq. with respect to the legality of the Common Stock to be registered hereunder

           23.1  -  The consent of Deloitte & Touche LLP

           23.2  -  The consent of Roger John Lesinski (included in Exhibit 5)

           24    -  Power of Attorney (See "Signatures")

           99    -  Energy Conversion Devices, Inc. 2000 Non-Qualified Stock
                    Option Plan


Item 9.    Undertakings
-------    ------------

A.      Subsequent Disclosure.

        The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (i) and
        (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      Incorporation by Reference.

           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on March 14, 2002.

                                       ENERGY CONVERSION DEVICES, INC.



                                       By: /s/  Stanford R. Ovshinsky
                                           -------------------------------------
                                           Stanford R. Ovshinsky
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger John Lesinski and Ghazaleh Koefod, and each of them, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on February 21, 2002 by the following persons on behalf of ECD in the capacities indicated.


          Signature                                Title



  /s/ Stanford R. Ovshinsky      President, Chief Executive Officer and Director
  -------------------------
  Stanford R. Ovshinsky          (Principal Executive Officer)


  /s/ Stephan W. Zumsteg         Vice President and Chief Financial Officer
  -------------------------
  Stephan W. Zumsteg             (Principal Financial and Accounting Officer)

  /s/ Robert C. Stempel          Director
  ---------------------------
  Robert C. Stempel              (Chairman of the Board)


  /s/ Nancy M. Bacon             Director
  ---------------------------
  Nancy M. Bacon


  /s/ Umberto Colombo            Director
  ---------------------------
  Umberto Colombo


  /s/ Subhash K. Dhar            Director
  ---------------------------
  Subhash K. Dhar


  /s/ Hellmut Fritzsche          Director
  ---------------------------
  Hellmut Fritzsche


  /s/ Walter J. McCarthy, Jr.    Director
  ---------------------------
  Walter J. McCarthy, Jr.


  /s/ Florence I. Metz           Director
  ---------------------------
  Florence I. Metz


                                 Director
  ---------------------------
  James R. Metzger


  /s/ Iris M. Ovshinsky          Director
  ---------------------------
  Iris M. Ovshinsky


                                 Director
  ---------------------------
  Donald L. Paul


  /s/ Stanley K. Stynes          Director
  ---------------------------
  Stanley K. Stynes

  /s/ Greg M. Vesey              Director
  ---------------------------
  Greg M. Vesey



  /s/ William M. Wicker          Director
  ---------------------------
  William M. Wicker

                                EXHIBIT INDEX


                                                                       PAGE OR
EXHIBIT NO.                                                            REFERENCE
-----------                                                            ---------


   5          Opinion of Roger John Lesinski, Esq. with                    11
              respect to the legality of the Common Stock to be registered hereunder


   23.1       The consent of Deloitte & Touche LLP                         12


   23.2       The consent of Roger John Lesinski (included in Exhibit 5)   11


   24         Power of Attorney (See "Signatures")                          7


   99         Energy Conversion Devices, Inc.                              13
              2000 Non-Qualified Stock Option Plan

                                                                     EXHIBIT 5


                                            March 14, 2002



Energy Conversion Devices, Inc.
2956 Waterview
Rochester Hills, Michigan 48309

Ladies and Gentlemen:

        I have acted as counsel to Energy Conversion Devices, Inc., a Delaware corporation ("ECD"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by ECD under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to up to 3,000,000 shares of Common Stock, $0.01 par value, (the "Shares") to be issued pursuant to the Energy Conversion Devices, Inc., 2000 Non-Qualified Stock Option Plan ("Plan").

        I have examined the Registration Statement as filed by ECD with the Commission. I have additionally reviewed such other documents and made such further investigations as I have deemed necessary to enable me to express the opinion hereinafter set forth.

        Based on the foregoing, I hereby advise you that, in my opinion, the Shares have been duly authorized by ECD and when issued and paid for in accordance with the Plan will be validly issued, fully paid and nonassessable.

        I hereby consent to be named as the attorney who passed on the legality of the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/ Roger John Lesinski

                                       Roger John Lesinski
                                       General Counsel

                                                                EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement of Energy Conversion Devices, Inc. ("the Company") on Form S-8 of our report dated September 28, 2001 appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2001.


/S/ Deloitte & Touche LLP

Detroit, Michigan
March 14, 2002

                                                                     EXHIBIT 99

                         ENERGY CONVERSION DEVICES, INC.
                      2000 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------

1.    Purpose

      The purpose of the Energy Conversion Devices, Inc. 2000 Non-Qualified Stock Option Plan (the "Plan") is to foster and promote the long-term financial success of Energy Conversion Devices, Inc., a Delaware corporation (the "Company"). The Plan provides for the award of stock options to the directors, officers, employees, consultants and advisors of the Company and its subsidiaries.

2.    Definitions

      For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

      2.1   "Board" means the Board of Directors of the Company.

      2.2 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect as of the Effective Date, promulgated pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to the reporting requirements of the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if:

            (a) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets;

            (b) the stockholders of the Company approve any plan or proposal of liquidation or dissolution of the Company;

            (c) there shall be consummated any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have, directly or indirectly, at least a 67% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger;

            (d) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) shall become, after the Effective Date, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding voting securities ordinarily having the right to vote for the election of directors;

            (e) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Board" generally, and as of the Effective Date, the "Incumbent Board") shall cease for any reason to constitute a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

            (f) a proceeding is instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding remains undismissed or unstayed and in effect for a period of 60 consecutive days or such court enters a decree or court granting the relief sought in such proceeding; or

            (g) the Company commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of or for any substantial part of its property, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing.

      2.3   "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Committee" shall have the meaning provided in Section 3 of the Plan.

      2.5 "Common Stock" means the common stock, $0.01 par value per share, of the Company.

      2.6 "Continuous Service" means that the Participant's service with the Company or any Subsidiary whether as an employee, officer, director, advisor or consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, consultant, advisor or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence by that party, including sick leave, military leave or any other personal leave.

      2.7 "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to persist for an indefinite duration exceeding one year.

      2.8 "Effective Date" shall have the meaning provided in Section 19 of the Plan.

      2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.10 "Fair Market Value" means, as determined by the Committee, the closing price as quoted on the Nasdaq National Market on the trading day immediately preceding the date for which the determination is being made; or, in the event that no such closing price exists due to no sale having taken place on such day, the average of the reported closing bid and asked prices on such day; or, if the Common Stock of the Company is listed on a national securities exchange, the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day immediately preceding the date for which the determination is being made; or, if no such closing price exists due to no sale having taken place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or if the Common Stock is not quoted on such Nasdaq National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day immediately preceding the date for which the determination is being made in the over-the-counter market as reported by NASDAQ; or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof; or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

      2.11 "Participant" shall mean any employee, director or officer of, or advisor or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.

      2.12 "Sale Event" means any (a) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets, (b) sale, exchange or other transfer of all of the Company's outstanding capital stock to a third party or group of third parties acting in concert or (c) consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have, directly or indirectly, at least a 67% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger.

      2.13 "Stock Option" means any option to purchase Common Stock granted pursuant to Section 6.

      2.14 "Subsidiary" means a company, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

      2.15 "Term of the Plan" means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Board in accordance with Section 16 and (ii) the day before the tenth anniversary of the Effective Date.

3.    Administration

      The Plan shall be administered by a committee of the Board (the "Committee") consisting solely of two or more members of the Board, each of whom shall qualify as a "Non-employee Director" within the meaning of Rule 16b-3 of the Exchange Act and also qualify as an "outside director" within the meaning of Section 162(m) of the Code and regulations pursuant thereto. The Committee shall have the power and authority to grant Stock Option awards to eligible persons pursuant to the terms of the Plan.

      The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom Stock Option awards shall be awarded under the Plan; to determine the size of each such Stock Option award; to determine the time when the Stock Option awards shall be granted; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is

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

advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of
Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

      The Committee also shall have authority, in its discretion, to vary the terms of the Plan to the extent necessary to comply with federal, state or local law.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

      All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

4.    Common Stock Subject to the Plan

      4.1 Share Reserve. There shall be reserved and available for issuance under the Plan 3,000,000 shares of Common Stock, subject to such adjustment as may be made pursuant to Section 14.

      4.2 Source of Shares/Reversion of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option which for any reason expires or is terminated unexercised, becomes unexercisable or is forfeited or otherwise terminated, or surrendered or canceled shall thereafter be available for further Stock Option awards under the Plan. No Stock Option awards may be granted following the end of the Term of the Plan.

      4.3   Code Section 162(m) Limitation. The total number of shares of
      Common Stock for which Stock Options that are subject to the attainment of performance criteria to protect against the loss of deductibility under
      Section 162(m) of the Code may be granted to any Participant during any twelve-month period shall not exceed 200,000 in the aggregate, subject to adjustment pursuant to Section 14.

5.    Eligibility to Receive Stock Option

      Stock Option awards may be granted to any employee, director, or officer of, or advisor or consultant to, the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company's securities. Subject to the preceding sentence, the Committee shall have the sole authority to select the persons to

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

whom an award of Stock Options is to be granted hereunder and to determine the award to be granted to each such person.

6.    Stock Options

      A Stock Option shall be subject to the following terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      6.1 Option Price. The Stock Option exercise price shall be fixed by the Committee and shall be equal to 100 percent of the Fair Market Value of the shares of Common Stock subject to the Stock Option at the time the option is granted. No Stock Option exercise price shall be re-priced or adjusted upward or downward other than as provided for in Section 14.

      6.2 Vesting Period. No Stock Option may be exercised during the first year after its date of grant. After the first anniversary of the date of grant, Stock Options may be exercised as to not more than 40 percent of the shares of Common Stock available for purchase under the Stock Options and, after each of the second, third and fourth anniversaries of the date of grant, it may be exercised as to not more than an additional 20 percent of such shares plus any shares as to which the Stock Option might theretofore have been exercisable but shall not have been exercised. All Stock Options shall be fully vested and exercisable after the fourth anniversary of the date of grant.

      6.3 Exercise Term. Subject to Section 6.2, each Stock Option may be exercised in whole or in part, and from time to time, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof.

      6.4 Payment for Shares. A Stock Option shall be deemed to be exercised when notice of such exercise has been given to the Company by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company or its designated agent. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company or its designated agent receives full payment therefor as described above. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 14 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

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

      6.5 Rights upon Termination of Continuous Service. In the event that a Participant's Continuous Service terminates for any reason, other than death or Disability, the Participant (or any successor or legal representative) shall have the right to exercise the Stock Option to the extent that the Stock Option was exercisable at the time of termination, until the earlier of (i) the date 90 days after the effective date of such termination of Continuous Service, or such other date as otherwise determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option. To the extent the Participant was not entitled to exercise the Stock Option at the time of termination of Continuous Service, or if the Participant does not exercise the Stock Option within the time specified herein, such Stock Option shall terminate.

            Notwithstanding the foregoing, the Participant (or any successor or legal representative) shall not have any rights under the Stock
      Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under the Plan upon exercise of the Stock Option if the Committee shall determine in its sole discretion that the Participant's Continuous Service shall have been terminated for cause, including, but not limited to, the Participant having engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the Participant (or any successor or legal representative) shall have no right under such Stock Option to purchase any shares of Common Stock regardless of whether the Participant (or any successor or legal representative) shall have delivered a notice of exercise prior to the making of such determination. Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5, which has the effect of eliminating the Company's obligation to sell or deliver shares of Common Stock under such Stock Option.

            In the event that a Participant's Continuous Service terminates because such Participant either dies or is determined by the Committee to have a Disability prior to the expiration of the Stock Option and without the Participant's having fully exercised the Stock Option, the Participant or his successor or legal representative shall be fully vested in the Stock Option and shall have the right to exercise the Stock Option until the earlier of (i) the date twelve months following such event, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option. If the Participant does not exercise the Stock Option within the time specified herein, such Stock Option shall terminate.

7.    No Stock Option Re-Pricing

      Neither the Board nor the Committee shall re-price or adjust upward or downward the exercise price of any Stock Option, other than as provided for in
Section 14.

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

8.    Rights of a Stockholder

      The recipient of any Stock Option award under the Plan shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to the recipient.

9.    No Right to Continue Employment or Service

      Nothing in the Plan or any Stock Option award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or advisor pursuant to the terms of such consultant's or advisor's agreement with the Company or any Subsidiary, or (iii) the service of a director pursuant to the charter and bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.

10.   Withholding

      The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Option shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan shall be paid by the Participant.

11.   Indemnification

      No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

12.   Non-Assignability

      No Stock Option award under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

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


13.   Nonuniform Determinations

      The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, and the terms and provisions of such awards) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Option awards under the Plan, whether or not such persons are similarly situated.

14.   Adjustments

      In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate adjustments in (A) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants may be made to any Participant, and (iii) covered by outstanding unexercised grants denominated in shares or units of Common Stock; (B) the exercise price applicable to outstanding Stock Option awards or grants; and (C) shall make such other adjustments as may be appropriate under the circumstances; provided that the number of shares subject to any award or grant always shall be a whole number.


15.   Provisions Relating to Sale Events.

      (a) The Company, at its option, may give each Participant at least ten business days written notice (or, if such notice period is not practicable, such shorter notice period as the Company determines in good faith is practicable) prior to the anticipated date of the consummation of a Sale Event. Upon receipt of such notice, and for a period of five business days thereafter (or such other period as may be specified in the Company's notice with respect to the Sale Event), each Participant will be permitted to exercise, in whole or in part, the unexercised portion of each Stock Option held by such Participant in accordance with the terms and conditions of the Plan and the award agreement relating such Option.

      (b) Upon the consummation of the Sale Event, all Options will be canceled and forfeited to the extent they have not been exercised in accordance with the provisions of Section 15(a).

      (c) If the Sale Event is not consummated, all Options exercised pursuant to the Company's notice of the Sale Event will be deemed not to have been exercised and will thereafter be exercisable to the same extent and on the same terms and conditions as if notice of the Sale Event had not been given by the Company.


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


      (d) In lieu of delivering notice of a Sale Event pursuant to the provisions of Section 15(a), the Company, at its option, may cause the successor or acquiring corporation in connection with any Sale Event or, if applicable, the corporate parent of any such corporation (the "Successor Corporation"), to assume in writing the obligations of the Company under the Plan and the outstanding Stock Options awarded pursuant to the Plan. In such event, the number and kind of shares acquirable upon the exercise of the Stock Options and the exercise price applicable thereto will be adjusted appropriately and the Stock Options as so adjusted will be deemed solely to represent rights to acquire shares of the Successor Corporation in the manner provided in the agreements between the Company and the Successor Corporation.

16.   Termination and Amendment

      The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company. No amendment, termination or modification of the Plan shall affect any Stock Option award theretofore granted in any material adverse way without the consent of the recipient.

17.   Severability

      If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) of the Code with respect to awards subject to, or governed by, Section 162(m) of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) of the Code. If this Plan does not contain any provision required to be included herein under Section 162(m) of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

18.   Effect on Other Plans

      Participation in this Plan shall not affect a Participant's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any Stock Option awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary.


19.   Effective Date of the Plan

      The Plan shall become effective on October 26, 2000, but no Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company at the next annual meeting to be held in 2001, or any adjournment thereof. If the Plan is not approved by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented at the meeting and entitled to vote thereon, the Plan shall not be, or become, effective and any Stock Options granted under the Plan prior thereto shall terminate and shall become null and void.


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


20.   Governing Law

      This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law doctrine.

21.   Gender and Number

      Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.


22.   No Strict Construction

      No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any award granted under the Plan, or any rule, regulation or procedure established by the Committee.

23.   Plan Provisions Control

      The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

24.   Headings

      The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.


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